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                                                                    EXHIBIT 11.1

                        COMPUTATION OF EARNINGS PER SHARE



                                  DIGITAS INC.

                         ARTICLE 6.01 OF REGULATION S-K

 COMPUTATION OF SHARES USED IN COMPUTING BASIC AND DILUTED NET INCOME PER SHARE



                                                                Three Months Ended     Nine Months Ended
                                                                   September 30,         September 30,
                                                                -------------------   -------------------
                                                                   2000     1999        2000      1999
                                                                -------------------   --------- ---------

Net loss from continuing operations.........................    $ (4,922)  $(5,960)   $(16,079) $(24,328)
Extraordinary loss..........................................            -         -   $ (1,653)         -
                                                                --------- ---------   --------- ---------
Net loss....................................................    $ (4,922)  $(5,960)   $(17,732) $(24,328)
                                                                ========= =========   ========= =========

Weighted average common shares outstanding..................       57,536    50,452      55,683    50,225
                                                                --------- ---------   --------- ---------
Shares used in computing per share amount...................       57,536    50,452      55,683    50,225
                                                                ========= =========   ========= =========
Basic and diluted net (loss) per share:
Continuing operations.......................................     $ (0.09)  $ (0.12)   $  (0.29) $   (0.48)
Extraordinary loss..........................................     $      -  $      -   $  (0.03) $        -
                                                                --------- ---------   --------- ---------
Net loss....................................................     $ (0.09)  $ (0.12)    $ (0.32) $   (0.48)
                                                                ========= =========   ========= =========


Antidilutive options and warrants...........................       31,084    25,721      31,084    25,721
                                                                ========= =========   ========= =========




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